Exhibit 99

        Environmental Power Corporation Retains the Equity Group Inc. to
                      Provide Investor Relations Services

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--July 6, 2004--Environmental Power Corporation (OTCBB: POWR), which designs and develops cost-effective technological solutions to generate environmentally sound energy, today announced that it has retained The Equity Group Inc. of New York City to provide investor relations and financial public relations services.
    Kam Tejwani, President and Chief Executive Officer of Environmental Power Corporation, commented, "Indicative of the confidence we have in our business going forward, we hired The Equity Group to communicate the Company's accomplishments, strategy and outlook to a larger and more diverse group of investment professionals and financial media. The Equity Group came highly recommended as a respected, experienced and results-driven investor relations firm. We were impressed by the caliber, longevity, and references of their clients, and are confident that they will represent us well."
    He continued, "We are excited about the growth prospects of our wholly-owned subsidiary Microgy Cogeneration Systems, Inc. (Microgy), which holds an exclusive North American license to utilize a superior anaerobic digestion (AD) technology that converts manure and food industry wastes into biogas. Microgy has begun construction on two AD systems on dairy farms in Wisconsin and has agreements to construct at total of five projects of this type. Microgy has a current backlog of approximately $12 million and we are confident that we will recognize our first product sales revenues this year."
    Mr. Tejwani also noted the successful completion of the Company's recent financing, which raised total gross proceeds of approximately $5.6 million to assist in supporting Microgy's growth.

    ABOUT THE EQUITY GROUP INC.

    The Equity Group Inc., which was founded in 1974, provides a full spectrum of investor and financial public relations services primarily to growth companies listed on the Nasdaq, American and New York Stock Exchanges. For more information, visit www.theequitygroup.com.

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is a leader in resource management and energy production technologies that serve multiple socially responsible markets. Its wholly-owned subsidiary, Microgy Cogeneration Systems, Inc., owns a license to a proprietary technology to convert manure and food industry wastes into biogas, providing a waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers. For more information visit the company's web site at www.environmentalpower.com.

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned projects, statements regarding sales pipeline, backlog and revenue projections, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's most Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: The Equity Group, Inc.
             Devin Sullivan, 212-836-9608
             dsullivan@equityny.com
             Adam Prior, 212-836-9606
             aprior@equityny.com